Asure Announces Debt Paydown

Transaction Enhances Liquidity & Financial Flexibility While Reducing Cash Interest

AUSTIN, TX – September 13, 2023 – Asure Software, Inc. (“we”, “us”, “our”, “Asure” or the “Company”) (Nasdaq: ASUR), a leading provider of cloud-based Human Capital Management (“HCM”) software solutions, announced it has terminated its Loan and Security Agreement (the “Loan Agreement”) dated September 10, 2021, with Structural Capital Investments III, LP (“Structural” and together with the other lenders that are parties thereto, the “Lenders”), and Ocean II PLO LLC, as administrative and collateral agent for the Lenders (“Agent”), and our secured promissory note (the “Note”) with Agent evidencing our obligations under the Loan Agreement.

In connection with the termination, we paid to Agent for the benefit of Lenders an aggregate amount of approximately $30.9 million (the “Payoff Amount”) in full payment of our outstanding obligations under the Loan Agreement and Note. The Payoff Amount represented $30.6 million outstanding of principal and interest on the unpaid principal balance, a prepayment fee in the amount of $0.3 million and an immaterial amount of fees and other expenses due to Agent.

“This paydown substantially enhances Asure’s cash flow, is accretive to earnings and creates financial flexibility as we execute our strategy to deliver double-digit organic revenue growth, expand operating margins and invest in people, technology and assets to drive future success”, said Pat Goepel, Chairman and CEO of Asure Software. “Our recent equity offering of 3,333,333 shares of our common stock, along with the exercise of the underwriters’ over-allotment option for an additional 500,000 shares resulted in net proceeds for Asure of an aggregate of approximately $43 million, which enabled us to repay our outstanding obligations to the Lenders and the termination of the Loan Agreement. Asure now has minimal debt leverage, which we believe enables us to opportunistically deploy capital to grow our business and to execute our growth strategy.”

About Asure Software, Inc.

Asure (Nasdaq: ASUR) is a leading provider of Human Capital Management (“HCM”) software solutions. We help small and mid-sized companies grow by assisting them in building better teams with skills to stay compliant with ever-changing federal, state, and local tax jurisdictions and labor laws, and better allocate cash so they can spend their financial capital on growing their business rather than back-office overhead expenses. Asure’s Human Capital Management suite, named AsureHCM™, includes cloud-based Payroll,     Tax Services, and Time & Attendance software and Asure Marketplace as well as human resources (“HR”) services ranging from HR projects to completely outsourcing payroll and HR staff. We also offer these products and services through our network of reseller partners. Visit us at asuresoftware.com.

Forward-Looking Statements

Certain statements made in this press release are “forward-looking statements”. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect the current analysis of existing information and are subject to various risks, uncertainties and assumptions over which we have no control. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. As a result, caution must be exercised in relying on forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: (1) risks associated with our rate of growth and anticipated revenue run rate, including impact of the current environment; (2) reductions in employment and an increase in business failures, specifically among our clients; (3) our ability to convert deferred revenue and unbilled deferred revenue into revenue and cash flow, and ability to maintain continued growth of deferred revenue and unbilled deferred revenue; (4) possible fluctuations in the our financial and operating results; (5) the expiration of major revenue streams such as Earned Retention Tax Credits; and (6) our ability to continue to release, gain customer acceptance of and provide support for new and improved versions of our services. Please review the Company’s risk factors in its annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2023 and its quarterly report on Form 10-Q filed with the SEC on August 7, 2023. The forward-looking statements contained in this press release represent the judgment of the Company as of the date of this press release, and the Company expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in the Company’s expectations with regard to these forward looking statements or any change in events, conditions or circumstances on which any such statements are based.

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